Exhibit 99.3

To our shareholders:

Today Ameren and Anterix announced the signing of definitive agreements for the long-term lease of 900 MHz broadband spectrum. The spectrum lease agreements will enable Ameren to deploy a private LTE network that will provide critical broadband communications capabilities for its service territories in Missouri and Illinois covering approximately 7.5 million people, and will serve as an accelerator to Ameren’s digital transformation.

Key elements and impacts of the Ameren spectrum lease agreements include:

•	Exclusive use of 6 MHz of broadband spectrum: 936.5 - 939.5 MHz paired with 897.5 - 900.5 MHz.

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Delivery of the broadband spectrum by county, commencing in June 2021. In anticipation of these contracts, Anterix has been proactively clearing incumbents out of the 900 MHz broadband segment in Ameren’s service territories.

•	A lease term of up to 40 years, consisting of an initial term of 30 years, with an option to extend the leases for one 10-year term for an additional payment.

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Full payment of the initial 30-year term of the spectrum leases will be prepaid by 2026, with approximately 50% of the total prepayment paid by June 2021.  The timing of these payments is subject to Anterix’s delivery of broadband spectrum licenses.

•	The scheduled prepayments for the 30-year initial term for the Missouri and Illinois spectrum leases total approximately $48 million dollars.

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Anterix expects to recognize revenue from the Ameren Missouri and Ameren Illinois agreements commencing in fiscal year 2022. Upon spectrum delivery, revenue will be recognized as spectrum is delivered according to GAAP, based on straight line amortization over the life of the leases.

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The Ameren spectrum lease agreements are consistent with Anterix’s long-term revenue projections, as the contracts represent fair market value of spectrum in the Ameren service territories. Spectrum fair market value historically varies by market with less densely populated areas valued lower than more densely populated areas.

•	The agreements are subject to customary approval terms and conditions, including the approval by both companies’ Board of Directors.

Forward-looking Statements

Any statements contained in this fact sheet that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include statements regarding: (i) the Company’s ability to qualify for and obtain broadband licenses pursuant to the terms of the Report & Order, (ii) the Ameren Board of Directors will approve the lease agreements, (iii) the estimated timing of the delivery of spectrum and the receipt of payments under the lease agreements and (iv) the demand by utilities and critical infrastructure enterprises to enter into long-term lease arrangements for the Company’s spectrum assets and to deploy broadband LTE networks and solutions. Any such forward-looking statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements, including: (i) Ameren Board of Directors may not approve the lease agreements; (ii) the Company may not be able to obtain broadband licenses on favorable terms and on a timely basis, or at all; (iii) the Company may not be successful in commercializing its spectrum assets to its targeted critical infrastructure and enterprise customers; (iv) the Company has no operating history with its proposed business plan, which makes it difficult to evaluate its prospects and future financial results; and (v) the ongoing coronavirus outbreak could adversely impact the Company’s business, including its broadband licensing and commercialization efforts. These risks and uncertainties and other factors that may affect the Company’s future results of operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on May 28, 2020. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this fact sheet. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.